As filed with the Securities and Exchange Commission on September 9, 2009
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY
(Exact name of registrant as specified in its charter)

Ohio	34-0577130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(330) 438-3000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott A. Scherff
Corporate Secretary and Vice President—Ethics and Compliance
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
(330) 438-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Michael J. Solecki
Jones Day
901 Lakeside Avenue
Cleveland, Ohio 44114
Telephone: (216) 586-3939
Facsimile: (216) 579-0212

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of	Amount to be	offering	aggregate	registration
securities to be registered	registered(1)	price per unit(1)	offering price(1)	fee(1)
Debt Securities

(1)	An indeterminate aggregate initial offering price or number of debt securities is being registered as may from time to time be issued at indeterminate prices. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fee.

Prospectus

The Timken Company

Debt Securities

We may offer and sell from time to time our debt securities. We may sell these debt securities in one or more offerings at prices and on other terms to be determined at the time of offering.

We will provide the specific terms of the debt securities to be offered in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our debt securities. This prospectus may not be used to offer and sell our debt securities unless accompanied by a prospectus supplement describing the method and terms of the offering of those offered debt securities.

We may offer our debt securities through agents, underwriters or dealers or directly to investors. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the debt securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale. In addition, the underwriters, if any, may over-allot a portion of the debt securities.

Investing in any of our debt securities involves risk. Please read carefully the section entitled “Risk factors” on page 6 of this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “TKR.” If we decide to seek a listing of any debt securities offered by this prospectus, we will disclose the exchange or market on which the debt securities will be listed, if any, or where we have made an application for listing, if any, in one or more supplements to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2009

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About this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may from time to time sell the debt securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of offering.

This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. For a more complete understanding of the offering of the debt securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the heading “Where you can find additional information” and “Incorporation of certain information by reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date mentioned on the cover page of these documents. We are not making offers to sell the debt securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

References in this prospectus to the terms “we,” “us,” “the Company” or “Timken” or other similar terms mean The Timken Company and its consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

Where you can find additional information

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov. You may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the Public Reference Room. You may also inspect our SEC reports and other information at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We make available free of charge, on or through our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to these reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. You may access these documents on the “Investors” section of our website at www.timken.com. Information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference into this prospectus.

Incorporation of certain information by reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the completion of the offering of securities described in this prospectus:

•	our annual report on Form 10-K for the year ended December 31, 2008;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009; and

•	our current reports on Form 8-K, as filed with the SEC on March 2, 2009, July 15, 2009, July 29, 2009, September 2, 2009 and September 9, 2009.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

You may obtain copies of these filings without charge by requesting the filings in writing or by telephone at the following address.

The Timken Company
1835 Dueber Avenue, S.W.
Canton, Ohio 44706-2798
Telephone Number: (330) 438-3000
Attn: Corporate Secretary and Vice President—Ethics and Compliance

Disclosure regarding forward-looking statements

Certain statements contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based upon management’s current expectations, estimates, assumptions and beliefs concerning future events and conditions and may discuss, among other things, anticipated future performance (including sales and earnings), expected growth and future business plans. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as “expects,” “anticipates,” “believes,” “will,” “will likely result,” “will continue,” “plans to” and similar expressions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from such statements and from our historical results and experience.

These risks, uncertainties and other factors include such things as:

•	continued weakness in world economic conditions, including additional adverse effects from the global economic slowdown, terrorism or hostilities, including, but not limited to, political risks associated with the potential instability of governments and legal systems in countries in which we or our customers conduct business, and changes in currency valuations;

•	the effects of fluctuations in customer demand on sales, product mix and prices in the industries in which we operate, including our ability to respond to the rapid changes in customer demand, the effects of customer bankruptcies or liquidations, the impact of changes in industrial business cycles and whether conditions of fair trade continue in the U.S. markets;

•	competitive factors, including changes in market penetration, increasing price competition by existing or new foreign and domestic competitors, the introduction of new products by existing and new competitors and new technology that may impact the way our products are sold or distributed;

•	changes in operating costs, including: the effect of changes in our manufacturing processes; changes in costs associated with varying levels of operations and manufacturing capacity; higher cost and availability of raw materials and energy; our ability to mitigate the impact of fluctuations in raw materials and energy costs and the operation of our surcharge mechanism; changes in the expected costs associated with product warranty claims; changes resulting from inventory management and cost reduction initiatives and different levels of customer demands; the effects of unplanned work stoppages; and changes in the cost of labor and benefits;

•	the success of our operating plans, including our ability to achieve the benefits from our ongoing continuous improvement and rationalization programs; the ability of acquired companies to achieve satisfactory operating results; our ability to integrate the operations of acquired companies; and our ability to maintain appropriate relations with unions that represent our associates in certain locations in order to avoid disruptions of business;

•	unanticipated litigation, claims or assessments, including, but not limited to, claims or problems related to intellectual property, product liability or warranty, environmental issues, and taxes;

•	changes in worldwide financial markets, including the availability of financing and impact on interest rates, to the extent they: affect our liquidity or our ability to raise capital or increase our cost of funds, including the ability to refinance our unsecured notes; have an impact on the overall performance of our pension fund investments; and/or cause changes in the global economy and financial markets which affect customer demand and the ability of customers to obtain financing to purchase our products or equipment which contains our products; and

•	our ability to successfully complete the sale of our needle roller bearings operations.

Additional risks relating to our business, the industries in which we operate or our debt securities may be described from time to time in our filings with the SEC. All of these risk factors are difficult to predict, are subject to material uncertainties that may affect actual results and may be beyond our control.

Except as required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our business

The Timken Company is a leading global manufacturer of highly engineered anti-friction bearings and assemblies, high-quality alloy steels and aerospace power transmission systems, as well as a provider of related products and services. We operate under two business groups: the Steel Group and the Bearings and Power Transmission Group. The Bearings and Power Transmission Group is composed of three operating segments: Mobile Industries, Process Industries and Aerospace and Defense. These three operating segments and the Steel Group comprise our four reportable segments.

Mobile industries segment

The Mobile Industries segment provides bearings, power transmission components and related products and services. Customers of the Mobile Industries segment include original equipment manufacturers and suppliers for passenger cars, light trucks, medium and heavy-duty trucks, rail cars, locomotives and agricultural, construction and mining equipment. Customers also include aftermarket distributors of automotive products.

Process industries segment

The Process Industries segment provides bearings, power transmission components and related products and services. Customers of the Process Industries segment include original equipment manufacturers of power transmission, energy and heavy industries machinery and equipment, including rolling mills, cement and aggregate processing equipment, paper mills, sawmills, printing presses, cranes, hoists, drawbridges, wind energy turbines, gear drives, drilling equipment, coal conveyors and crushers and food processing equipment. Customers also include aftermarket distributors of products other than those for steel and automotive applications.

Aerospace and defense segment

The Aerospace and Defense segment manufactures bearings, helicopter transmission systems, rotor head assemblies, turbine engine components, gears and other precision flight-critical components for commercial and military aviation applications. The Aerospace and Defense segment also provides aftermarket services, including repair and overhaul of engines, transmissions and fuel controls, as well as aerospace bearing repair and component reconditioning. In addition, the Aerospace and Defense segment manufactures bearings for original equipment manufacturers of health and positioning control equipment.

Steel group

The Steel segment manufactures more than 450 grades of carbon and alloy steel, which are produced in both solid and tubular sections with a variety of lengths and finishes. The Steel segment also manufactures custom-made steel products for both industrial and automotive applications.

Corporate information

Our principal executive offices are located at 1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798. Our main telephone number is (330) 438-3000, and our Internet website address is www.timken.com. The information contained on or accessible through our website is not part of this prospectus, other than the documents that we file with the SEC that are incorporated by reference in this prospectus.

Risk factors

Investing in our debt securities involves risk. Prior to making a decision about investing in our debt securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our most recent quarterly reports on Form 10-Q, which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Use of proceeds

Unless we inform you otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of our debt securities to which this prospectus relates for general corporate purposes. These purposes may include, but are not limited to:

•	reduction or refinancing of outstanding indebtedness or other corporate obligations;

•	additions to working capital;

•	capital expenditures; and

•	acquisitions.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

Ratio of earnings to fixed charges

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Six months
	ended June 30,	Year ended December 31,
	2009	2008		2007		2006		2005		2004

Ratio of Earnings to Fixed Charges	–	8.44	x	5.97	x	5.45	x	7.30	x	4.86	x

“Fixed charges” represent interest expense, capitalized interest and the portion of rental expense representing the interest factor for continuing operations. “Earnings” represent the aggregate of income from continuing operations before extraordinary items (excluding undistributed earnings of unconsolidated entities), income taxes, net adjustments for capitalized interest and fixed charges deducted from earnings. For the six months ended June 30, 2009, earnings were insufficient to cover fixed charges by $87.8 million. Accordingly, no ratio is presented for the six months ended June 30, 2009.

Description of debt securities

The following is a general description of the debt securities that we may offer from time to time under this prospectus. The financial terms and other specific terms of the debt securities being offered will be described in a prospectus supplement relating to the issuance of those securities. The extent, if any, to which the following general provisions apply to particular debt securities will be described in the applicable prospectus supplement.

The debt securities will be issued under an indenture (the “Indenture”), between us and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee (the “Trustee”), as may be supplemented or amended from time to time. A copy of the Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The Indenture, and any supplemental indentures thereto, will be subject to, and governed by, the Trust Indenture Act of 1939.

The following description of general terms relating to the debt securities and the Indenture is a summary only and does not describe every aspect of the debt securities that we may offer pursuant to this prospectus. This summary also is subject to and qualified by reference to the description of the particular terms of the debt securities and the Indenture described in the related prospectus supplement, including definitions of certain terms used in the Indenture, and the notes. The particular terms of the debt securities that we may offer under this prospectus and the Indenture may vary from the terms described below. You should read the Indenture and the prospectus supplement regarding any particular issuance of debt securities.

For purposes of this description of debt securities, references to the terms “we,” “us,” “the Company” or “Timken” or other similar terms mean only The Timken Company and not its consolidated subsidiaries.

General

The Indenture will not limit the aggregate amount of debt securities that may be issued. The debt securities may be issued from time to time in more than one series and may be issued at a discount from their stated principal amount and in any currency designated by us.

Unless otherwise specified in the prospectus supplement, our debt securities will be general unsecured obligations. Any senior debt securities that we offer will rank equally with all of our other unsecured, unsubordinated obligations. Any subordinated debt securities that we issue will rank junior in right of payment to all of our senior indebtedness to the extent and in the manner set forth in the applicable prospectus supplement. In addition, our subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on the debt securities or to provide us with the funds to satisfy our payment obligations. As a result, any debt securities that we issue will be effectively subordinated to all existing and future indebtedness and other liabilities of our subsidiaries.

The applicable prospectus supplement accompanying this prospectus will describe the terms of the particular series of debt securities we are offering, including:

•	the title of the debt securities;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the Indenture;

•	the price of the debt securities, expressed as a percentage of the principal amount;

•	the date or dates on which the principal of, and any premium on, the debt securities will be payable, or the method for determining the date or dates;

•	the rate or rates (which may be fixed or variable) at which the debt securities of the series shall bear interest, if any, or the method of determining such rate or rates, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the place or places where the principal of, premium, if any, and any interest, if any, on debt securities of the series shall be payable or the method of such payment, if by wire transfer, mail or by other means; and the place or places where notices or demands to or upon us in respect of the debt securities and the Indenture may be served, if, in each case, other than as provided in the Indenture;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series shall be redeemed, purchased, or repaid, in whole or in part, pursuant to such obligations;

•	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	if other than the Trustee, the identity of the trustee, authenticating or paying agents, transfer agents, or registrars for the debt securities of the series;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series shall be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the events of default in the Indenture;

•	any additions or changes with respect to the other covenants in the Indenture;

•	whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method, and the manner in which such amounts are to be determined;

•	the terms and conditions of any warrants that we may offer in connection with the debt securities of any series;

•	the forms of the debt securities of the series and whether the debt securities will be issuable, in whole or in part, as global notes, and the terms and conditions, if any, upon which such global note or notes may be exchanged in whole or in part for other individual debt securities, and the depositary for such global note and debt securities, if other than as set forth in the Indenture;

•	the provisions, if any, relating to any security provided for the debt securities of the series;

•	the terms and conditions, if any, upon which additional interest or amounts may be payable with respect to debt securities of any series;

•	any other terms of the series (which terms may modify, supplement or delete any provision of the Indenture with respect to such series; provided, however, that no such term may modify or delete any provision in the Indenture if imposed by the Trust Indenture Act; and provided, further, that any modification or deletion of the rights, duties or immunities of the Trustee under the Indenture shall have been consented to in writing by the Trustee);

•	the terms and conditions, if any, upon which the debt securities of the series shall be exchanged for or converted into other securities of the Company or securities of another person;

•	any depositories, interest rate calculation agents or other agents with respect to debt securities of such series if other than those appointed in the Indenture;

•	whether the debt securities of such series are subject to subordination and any modification of, or addition to the provisions regarding the subordination of debt securities in the Indenture, and whether such debt securities rank as senior subordinated notes or subordinated notes or any combination thereof; and

•	the securities exchange or quotation system, if any, upon which debt securities of any series will be listed or quoted and any CUSIP number, if any.

The prospectus supplement may also describe special federal income tax consequences of the debt securities, including any special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

An original issue discount security is a debt security, including any zero-coupon debt security, which:

•	is issued at a price lower than the amount payable upon its stated maturity; and

•	provides that, upon redemption or acceleration of the maturity, an amount less than the amount payable upon the stated maturity will become due and payable.

In addition, the material U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than U.S. dollars will be described in the applicable prospectus supplement.

We will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of a series of debt securities and issue additional debt securities of that series in an aggregate principal amount determined by us, unless the reopening was restricted when the series was created. All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class.

Consolidation, merger or sale

Unless otherwise noted in the applicable prospectus supplement, the Indenture will limit our ability to merge, consolidate, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, unless:

•	any successor corporation is a corporation organized under the laws of the United States of America or any state thereof;

•	the successor corporation expressly assumes all of our obligations under the applicable Indenture and any debt securities issued under the Indenture;

•	there is no event of default immediately after giving effect to the merger, consolidation or sale; and

•	certain other conditions are met.

Covenants

Under the Indenture, we will agree to:

•	maintain an office or agency as a place of payment;

•	pay the principal and interest on the debt securities of any series;

•	deposit sufficient funds with any paying agent or trust, on and before the due date for any principal, interest or premium;

•	certain limitations with respect to the incurrence of liens; and

•	certain limitations with respect to sale-leaseback transactions that we may enter into.

Any additional restrictive covenants applicable to any particular series of debt securities will be described in a prospectus supplement.

Events of default under the indenture

Unless otherwise indicated in a prospectus supplement, the following will be events of default under the Indenture with respect to any series of debt securities issued:

•	failure to pay interest when due, if the failure continues for 30 days;

•	failure to pay the principal or premium, if any, when due;

•	failure to observe or perform any other covenant contained in the applicable series of debt securities or the Indenture, other than a covenant specifically relating to another series of debt securities, if the failure continues for 90 days after the Company receives notice from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

•	failure to make payment of any sinking fund installment, if the failure continues for 30 days; and

•	certain events of bankruptcy, insolvency or reorganization of the Company, but not of its subsidiaries.

A particular series of debt securities may include additional events of default or changes to the events of default described above. If any additional or different events of default apply to a particular series of debt securities, they will be described in the prospectus supplement relating to that series.

If an event of default with respect to debt securities (other than a bankruptcy default) of any series occurs and is continuing, the Indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice in writing to us, and to the Indenture trustee if notice is given by those holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If a bankruptcy default occurs with respect to us, the principal of, premium, if any, and accrued interest on each series of debt securities issued under the Indenture will become immediately due and payable without any declaration or other act of the Trustee or the holders.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest.

Any waiver will be deemed to cure the default or event of default to which the waiver relates.

Subject to the terms of the Indenture, if an event of default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the Trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series, provided that:

•	it is not in conflict with any law or the Indenture;

•	the Trustee may take any other action deemed proper by it which is not inconsistent with the direction; and

•	subject to its duties under the Trust Indenture Act of 1939, the Trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of debt securities of any series will only have the right to institute a proceeding under the Indenture or to appoint a receiver or another trustee, or to seek other remedies, if:

•	the holder has given written notice to the Trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request therefor, and the holders have offered indemnity reasonably satisfactory to the Trustee to institute the proceedings as trustee; and

•	the Trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, premium, if any, or interest on the debt securities.

Subordination of subordinated debt securities

The payment of the principal of, premium, if any, and interest on any series of subordinated debt securities we may issue under the Indenture will rank junior in right of payment to the prior payment in full of all senior indebtedness, as defined in the Indenture, to the extent described in the prospectus supplement accompanying such series.

Defeasance and covenant defeasance

Unless the prospectus supplement describes otherwise, we will have two options to discharge our obligations under a series of debt securities before its maturity date. These options are known as “legal defeasance” and “covenant defeasance.” Legal defeasance means that we will be deemed to have paid the entire amount of the applicable series of debt securities and we will be released from all of our obligations relating to that series (except for certain obligations, such as registering transfers of the debt securities). Covenant defeasance means that as to the applicable series of debt securities, we will not have to comply with certain covenants as described in the Indenture.

To elect either legal defeasance or covenant defeasance for any series of debt securities, we must deposit with the Trustee an amount of money and/or U.S. government obligations that will be sufficient to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid. In addition, we must provide a legal opinion stating that as a result of the legal defeasance or covenant defeasance holders will not be required to recognize income, gain or loss for federal income tax purposes and will be subject to federal income tax on the same amounts, in the same manner and at the same times as if the legal defeasance or covenant defeasance had not occurred. For legal defeasance, that opinion must be based on either an Internal Revenue Service ruling or a change in law since the date of the Indenture. We must also meet other conditions, such as there being no events of default. The amount deposited with the Trustee can be decreased at a later date if, in the opinion of a nationally recognized firm of independent public accountants, the deposits are greater than the amount then needed to pay principal of, and interest and any premium or sinking fund payments on, the debt securities when those amounts are scheduled to be paid.

Our obligations relating to the debt securities will be reinstated if the Trustee is unable to pay the debt securities with the deposits held in trust, due to an order of any court or governmental authority. It is possible that a series of debt securities for which we elect covenant defeasance may later be declared immediately due in full because of an event of default (not relating to the covenants that were defeased). If that happens, we must pay the debt securities in full at that time using the deposits held in trust or other money.

Modification of indenture; waiver

We and the Trustee may, without the consent of any holders, change the terms of the Indenture with respect to certain matters, including:

•	to cure any ambiguity, omission, defect or inconsistency in the Indenture;

•	to change any provision if the change does not materially adversely affect the interests of any holder of debt securities of the applicable series;

•	to provide for the assumption, by a successor person or the acquiror of all or substantially all of our assets, of our obligations under the Indenture and the debt securities issued under the Indenture;

•	to provide for conversion rights in certain events;

•	to add any additional events of default;

•	to add to our covenants for the benefit of holders of debt securities of any series or to surrender any right or power conferred upon us; and

•	to comply with any requirement in connection with the qualification of an Indenture under the Trust Indenture Act.

In addition, under the Indenture, we may change the rights of holders of a series of debt securities and the Indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, the following changes may only be made with the consent of each holder of any outstanding debt securities affected:

•	changing the stated maturity of the principal of, or any installment of interest on, any such series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment for interest, or reducing any premium payable upon the redemption of any debt securities;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any debt securities; or

•	impair a holder’s right to initiate suit for the enforcement of any payment on or with respect to any debt security.

In addition, any reduction in the percentage of principal amount of debt securities, the holders of which are required to consent to any amendment, modification or waiver under the Indenture or a particular series of debt securities will require the affirmative consent of at least the percentage of debt securities which would originally have been required to make such consent, modification or waiver effective.

Form, exchange and transfer

Unless otherwise indicated in the applicable prospectus supplement, debt securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. The Indenture will provide that debt securities of a series may be issuable in temporary or permanent global form and may be issued as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to the series.

The following provisions will apply to depositary arrangements. A global security to be deposited with or on behalf of a depositary will be registered in its name or the name of its nominee. The depositary will, upon deposit of the global security, credit the accounts of the institutions that have accounts with the depositary that have been designated by the underwriters, agents or us.

Beneficial interests in global securities will be limited to institutions that are depositary participants or persons that hold interests through them. Ownership and transfer of beneficial interests will be recorded in the books maintained by the depositary or its nominee. The laws of some jurisdictions require physical delivery of securities that might impair transfers of beneficial interests in a global security.

The depositary or its nominee registered as the owner of such global security will be treated by us as the sole owner for all purposes under the Indenture and the particular series of debt securities. Unless the prospectus supplement provides otherwise, each owner of a beneficial interest must rely on the procedures of the depositary and participants in the depositary, if applicable, to exercise its rights as a holder of an interest in a global security.

We, the Trustee, any paying agent and the registrar of debt securities will have no responsibility or liability for any aspect of the records relating to, or to record payments made on account of, beneficial ownership interests.

If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, individual debt securities of that series will be issued in exchange for the global security. In addition, we may, at any time and in our sole discretion, determine not to have any debt securities of a series represented by one or more global securities. In that event, individual debt securities of that series will be issued in exchange for the global security representing that series of debt securities. Unless we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of that series may not receive individual debt securities of that series in exchange for its beneficial interests.

To the extent material and not otherwise described in this prospectus, the prospectus supplement will describe the method of payment of principal of, and interest and premium, if any, on, a global security. Payments of principal of, and premium and interest on, debt securities will be made to the registered depositary or its nominee.

At the option of the holder, subject to the terms of the Indenture and any limitations applicable to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, of like tenor and aggregate principal amount, in any authorized denomination.

Subject to the terms of the Indenture, and any limitations applicable to global securities described in the applicable prospectus supplement, debt securities duly endorsed or with the form of transfer endorsed thereon and duly executed if so required by us or the registrar, may be presented for exchange or for registration of transfer at the office of the registrar or at the office of any paying agent designated by us for that purpose. Unless otherwise provided in the debt securities to be transferred or exchanged, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have initially designated the Trustee as registrar and paying agent, and any additional registrars or paying agents will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or registrars, rescind the designation of any office or approve a change in the office through which any paying agent or registrar acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of each series, and a registrar in each place where the debt securities of each series may be presented for registration of transfer.

If the debt securities of any series are to be redeemed, the Trustee will not be required to:

•	issue, register the transfer of or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of the debt securities that may be selected for redemption and ending at the close of business on the day of that mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities being redeemed in part.

Regarding the trustee

The Trustee, other than when an event of default with respect to a particular series of debt securities has occurred and is continuing, will undertake to perform only such duties as are specifically set forth in the Indenture and, upon an event of default with respect to a particular series of debt securities, will be required to use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Trustee is under no obligation to exercise any of the powers given it by the Indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. The Trustee is not required to spend or risk its own money or otherwise become financially liable while performing its duties unless it reasonably believes that it will be repaid or receive indemnity reasonably satisfactory to it.

Paying agents and payment

Unless otherwise indicated in the applicable prospectus supplement, the payment of interest on any debt securities on any interest payment date will be made to the person in whose name such debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the payment of such interest.

Principal of and premium, if any, and interest on the debt securities of a particular series will be payable at the office of the paying agents designated by us, except that unless otherwise indicated in the applicable prospectus supplement, premium, if any, and interest payments may be made by check mailed to the holder. Unless otherwise indicated in such prospectus supplement, the corporate trust office of the Trustee in the City of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent or the Trustee for the payment of the principal of, or premium, if any, or interest on any debt securities which remains unclaimed at the end of two years after the principal, premium, if any, or interest has become due and payable will be repaid to us, and after that time the holder of the security may look only to us for payment of those amounts.

Governing law

The Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Plan of distribution

We may sell the offered debt securities in and outside the United States:

•	through underwriters or dealers;

•	directly to purchasers;

•	through agents; or

•	through a combination of any of these methods.

The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the debt securities;

•	the net proceeds from the sale of the debt securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchanges on which the debt securities may be listed.

Sale through underwriters or dealers

If underwriters are used in the sale, we will execute an underwriting agreement with them regarding the debt securities. The underwriters will acquire the debt securities for their own account, subject to conditions in the underwriting agreement. The underwriters may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the debt securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered debt securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the debt securities in the open market. To the extent expressly set forth in the applicable prospectus supplement, these transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered debt securities sold for their account may be reclaimed by the syndicate if the offered debt securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered debt securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

Some or all of the debt securities that we offer though this prospectus may be new issues of debt securities with no established trading market. Any underwriters to whom we sell our debt securities for public offering and may make a market in those debt securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any debt securities that we offer.

If dealers are used in the sale of the debt securities, we will sell the debt securities to them as principals. They may then resell the debt securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct sales and sales through agents

We may sell the debt securities directly. In this case, no underwriters or agents would be involved. We may also sell the debt securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered debt securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these debt securities in the prospectus supplement.

Remarketing arrangements

Offered debt securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed delivery contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase debt securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General information

We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Legal matters

Jones Day will pass upon the validity of the debt securities being offered hereby.

Experts

The consolidated financial statements of The Timken Company appearing in The Timken Company’s Annual Report (Form 10-K) for the year ended December 31, 2008 and the effectiveness of The Timken Company’s internal control over financial reporting as of December 31, 2008, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Part II

Information not required in prospectus

Item 14.	Other expenses of issuance and distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by us.

Securities and Exchange Commission registration fee		*
Trustee’s fees and expenses		**
Transfer agent and registrar fees		**
Printing expenses		**
Accountant’s fees and expenses		**
Legal fees and expenses		**
Miscellaneous		**
Total	$	**

*	Because the amount to be registered consists of an unspecified amount of the debt securities as may from time to time be offered at indeterminate prices, in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.

**	Estimated expenses are presently not known and cannot be estimated.

Item 15.	Indemnification of directors and officers.

Under Ohio law, Ohio corporations are authorized to indemnify directors, officers, employees and agents within prescribed limits and must indemnify them under certain circumstances. Ohio law does not provide statutory authorization for a corporation to indemnify directors, officers, employees and agents for settlements, fines or judgments in the context of derivative suits. However, it provides that directors (but not officers, employees and agents) are entitled to mandatory advancement of expenses, including attorneys’ fees, incurred in defending any action, including derivative actions, brought against the director, provided that the director agrees to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that his act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard of the corporation’s best interests.

Ohio law does not authorize payment of judgments to a director, officer, employee or agent after a finding of negligence or misconduct in a derivative suit absent a court order. Indemnification is permitted, however, to the extent such person succeeds on the merits. In all other cases, if a director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary except as otherwise provided by a corporation’s articles, code of regulations or by contract except with respect to the advancement of expenses of directors.

Under Ohio law, a director is not liable for monetary damages unless it is proved by clear and convincing evidence that his action or failure to act was undertaken with deliberate intent to cause injury to the corporation or with reckless disregard for the best interests of the corporation. There is, however, no comparable provision limiting the liability of officers, employees or agents of a corporation. The statutory right to indemnification is not exclusive in Ohio, and Ohio corporations may, among other things, procure insurance for such persons.

Article IV of our Amended Regulations provides that we shall indemnify our directors, officers and employees, and may indemnify our agents, to the fullest extent permitted by law under various conditions and subject to various qualifications, and reads as follows:

Section 1. Indemnification

The Corporation shall indemnify, to the fullest extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, domestic or foreign, non-profit or for profit, partnership, joint venture, trust or other enterprise, provided, however, that the Corporation shall indemnify any such agent (as opposed to any Director, officer or employee) of the Corporation to an extent greater than that required by law only if and to the extent that the Directors may, in their discretion, so determine, and provided, further, that the Corporation shall not be required hereby to indemnify any person with respect to any action, suit or proceeding that was initiated by such person unless such action, suit or proceeding was initiated by such person to enforce any rights to indemnification arising hereunder and such person shall have been formally adjudged to be entitled to indemnity by reason hereof. The indemnification provided hereby shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any law, the Articles of Incorporation or any agreement, vote of shareholders of disinterested Directors or otherwise, both as to action in official capacities and as to action in another capacity while he is a Director, officer, employee or agent of the Corporation, and shall continue as to a person who has ceased to be a Director, trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 2. Insurance

The Corporation may, to the full extent then permitted by law, purchase and maintain insurance on behalf of any persons described in Section 1 of this Article IV against any liability asserted against and incurred by any such person in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability.

Section 3. Indemnification agreements

The Corporation may, to the fullest extent then permitted by law, enter into indemnification agreements with any person described in Section 1 of this Article IV.

We have entered into contracts with some of our directors and officers that indemnify them against many of the types of claims that may be made against them. We also maintain insurance coverage for the benefit of directors and officers with respect to many types of claims that may be made against them, some of which may be in addition to those described in our Amended Regulations.

Item 16.	Exhibits.

The following documents are exhibits to the registration statement:

Exhibit
number	Description

1.1	Underwriting Agreement*
4.1	Indenture between The Timken Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee, dated as of February 18, 2003, filed on March 27, 2003, as Exhibit 4.7 to the annual report on Form 10-K (Commission File No. 1-1169), and incorporated herein by reference.
5.1	Opinion of Jones Day.
12.1	Calculation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney.
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be a part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is a part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on September 9, 2009.

THE TIMKEN COMPANY

By	/s/ Glenn A. Eisenberg
Glenn A. Eisenberg, Executive
Vice President—Finance and Administration

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed below by the following persons in the capacities indicated as of September 9, 2009:

Signatures	Title

* James W. Griffith	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Glenn A. Eisenberg Glenn A. Eisenberg	Executive Vice President—Finance and Administration (Principal Financial Officer)
* J. Ted Mihaila	Senior Vice President and Controller (Principal Accounting Officer)
* Phillip R. Cox	Director
* Jerry J. Jasinowski	Director
* John A. Luke, Jr.	Director
* Joseph W. Ralston	Director
* John P. Reilly	Director
* Frank C. Sullivan	Director
* John M. Timken, Jr.	Director

Signatures	Title

* Ward J. Timken	Director
* Ward J. Timken, Jr.	Director
* Jacqueline F. Woods	Director

*	The undersigned by signing his name hereto does sign and execute this registration statement on Form S-3 pursuant to the Power of Attorney executed by the above-named directors and officers of the registrant, which is being filed herewith on behalf of such directors and officers.

By:	/s/ Glenn A. Eisenberg
Glenn A. Eisenberg, Attorney-in-fact

September 9, 2009

Index to exhibits

Exhibit
number	Description

1.1	Underwriting Agreement*
4.1	Indenture between The Timken Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as Trustee, dated as of February 18, 2003, filed on March 27, 2003, as Exhibit 4.7 to the annual report on Form 10-K (Commission File No. 1-1169), and incorporated herein by reference.
5.1	Opinion of Jones Day.
12.1	Calculation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Jones Day (included in Exhibit 5.1 to this Registration Statement).
24.1	Power of Attorney.
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.